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                                                                EXHIBIT 10.11.15


                               KOMAG, INCORPORATED
                RESTATED SAVINGS AND DEFERRED PROFIT-SHARING PLAN

                                 AMENDMENT NO. 1

          The Komag, Incorporated Restated Savings and Deferred Profit-Sharing Plan (the "Plan"), as adopted effective January 1, 1990 and subsequently restated effective January 1, 1994, is hereby amended, effective as of January 1, 1995 except as set forth below, as follows:

          1. The first and second sentences of Section 1.17 are hereby restated effective as of January 1, 1996 to read as follows:

     "`Eligible Earnings' shall, for purposes of the Section 401(k) Contributions permitted under the Plan, mean (i) all direct and current cash compensation, including amounts paid to the Employee under the Company's Management Bonus Plan (or its successor), commissions, overtime, double time, vacation pay, advanced vacation pay, jury duty pay, bereavement or sick pay, retroactive pay, Company or personal holiday pay, shift or other differentials, and all foreign service/temporary assignment premiums or differentials, which a Participating Company pays to an Eligible Employee while a Participant in the Plan, (ii) the Section 401(k) Contributions made on behalf of such Eligible Employee for the Plan Year, and (iii) any amounts contributed by such Eligible Employee on a pre-tax basis during the Plan Year pursuant to salary deferral or reduction arrangements in effect with one or more Affiliated Companies under Code
     Section 125 or 408(k). `Eligible Earnings' shall, for purposes of the allocation of Discretionary Contributions and Forfeitures under Section 8.4 of the Plan, mean the base salary paid by a Participating Company to an Eligible Employee while a Participant in the Plan.

     Under no circumstances shall the Eligible Earnings of any individual include, whether for Section 401(k) Contribution or Company Contribution or Forfeiture purposes, (i) any remuneration paid to the Employee prior to such Employee's commencement of participation in the Deferred Profit-Sharing Program (for purposes of applying the provisions of Article
     VIII) or prior to such Employee's eligibility for participation in the Salary Deferral Program (for purposes of applying the provisions of Articles IV-VII), (ii) any remuneration paid in the form of reimbursed moving and relocation expenses or home mortgage differential payments or any income reportable by reason of automobile allowances provided by one or more Affiliated Companies, (iii) any income realized upon exercise of non-qualified stock options or upon disqualifying dispositions of stock acquired under incentive stock options, (iv) any income recognized by the Employee under Code Section 79 by reason of group-term life insurance coverage in excess of Fifty Thousand Dollars ($50,000.00), (v) any amounts paid to the Employee under the Company's Cash


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     Profit-Sharing Plan (or its successor), (vi) any special bonuses or other incentive-type payments, (vii) any Company Contributions made to this Plan, and (viii) any Affiliated Company contributions made to any other pension, profit sharing, stock bonus, group insurance or other employee welfare plan now or hereafter adopted."

          2. Section 1.18 is hereby restated to read as follows:

     "'Eligible Employee' shall mean each and every Employee of a Participating Company. However, there shall be excluded from the class of Eligible Employees for all purposes under the Plan:

          (i) any Employee whose terms and conditions of employment are established under a collective bargaining agreement pursuant to which retirement benefits have been the subject of good-faith bargaining,

          (ii) any Employee who is a non-resident alien with no earned income (within the meaning of Code Section 911(b)) from a Participating Company which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)),

          (iii) any Employee who has separated from active employment with the Company or any other Affiliated Company by reason of Disability,

          (iv) any Employee who is a Leased Employee,

          (v) any Employee who is on salary continuation pay following cessation of active Employee status, but who is not otherwise expected to resume active Employee status upon the completion of the salary continuation period, or

          (vi) any Employee who is a member of any other group or class of Employees which the Board of Directors of any Participating Company determines, pursuant to a policy which does not discriminate in favor of Highly Compensated Employees, not to include as Eligible Employees under the Plan.

          For purposes of this Section 1.18, the term "Leased Employee" shall mean any person (other than an actual Employee of the recipient Affiliated Company) who has, pursuant to any agreement between the recipient Affiliated Company and any other person (the "leasing organization"), performed services for the recipient Affiliated Company (or the recipient Affiliated Company and any related entity determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one (1) year (as determined in accordance with the applicable provisions of proposed Income Tax Regulations Section 1.414(n)-1(b)(10)), and such services are of a type historically performed by employees in the business field of the recipient Affiliated Company (or such related entity). Upon completion of such year

                                       2.
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     of service (but subject to the special break-in-service provisions of proposed Income Tax Regulations Section 1.414(n)-1(b)(13)), the Leased Employee shall be treated as an Employee (but not as an Eligible Employee) for all purposes of the Plan, and his/her period of Service shall include the entire period for which the Leased Employee has performed services for the recipient Affiliated Company, subject to the applicable Break-in-Service provisions of this Plan. In no event, however, shall a Leased Employee be treated as an Employee if (a) such Leased Employee is covered by a money purchase pension plan providing (i) a non-integrated employer contribution rate of at least ten percent (10%) of Compensation (as determined in accordance with the guidelines set forth in the first paragraph of Section 1.9), (ii) immediate participation, and (iii) full and immediate vesting, and (b) the total number of Leased Employees does not constitute more than twenty percent (20%) of the Non-Highly Compensated Work Force."

          3. Section 3.1(a) is hereby restated to read as follows:

          "(a) Every Eligible Employee who is a Participant in the Plan on the Effective Date of the 1994 restatement shall continue to participate in both the Deferred Profit-Sharing Program and the Salary Deferral Program in accordance with the provisions of the 1994 restatement. Every other Eligible Employee who is regularly scheduled to complete at least 1,000 Hours of Service per Plan Year shall become a Participant in the Deferred Profit-Sharing Program immediately upon completion of six (6) months of Service and shall be eligible for participation in the Salary Deferral Program on the first day of the first Quarter following completion of at least six (6) months of Service. If an Eligible Employee is not regularly scheduled to complete at least 1,000 Hours of Service per Plan Year, such Employee shall become a Participant in the Deferred Profit-Sharing Program immediately following his or her completion of 1,000 Hours of Service in
     (a) the twelve (12) consecutive month period measured from the date the Employee completes his or her first Hour of Service or (b) any Plan Year which begins after the date the Employee completes his or her first Hour of Service. If an Eligible Employee is not regularly scheduled to complete at least 1,000 Hours of Service per Plan Year, such Employee shall be eligible for participation in the Salary Deferral Program on the first day of the first Quarter immediately following his or her completion of 1,000 Hours of Service in (a) the twelve (12) consecutive month period measured from the date the Employee completes his or her first Hour of Service or (b) any Plan Year which begins after the date such Employee completes his or her first Hour of Service."

                                       3.
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          4. Section 4.1 is hereby restated to read as follows:

             "4.1  Section 401(k) Election.

          (a) Salary Deferral Election. Each individual eligible for participation in the Salary Deferral Program may file a Section 401(k) Election with the Administrator indicating his/her election to have the Participating Company employing him/her (i) reduce his/her Eligible Earnings each pay period by a specified dollar amount or specified percentage (in any increment of one percent (1%)) up to the maximum dollar amount or percentage permitted by the Administrator for the Plan Year, but in no event more than Nine Thousand Two Hundred Forty Dollars ($9,240.00) in the aggregate per calendar year, and (ii) contribute the specified amount to the Plan as a Section 401(k) Contribution on his/her behalf under Section 5.1.

          (b) Bonus Election. Each individual eligible for participation in the Salary Deferral Program may file a Bonus Election with the Administrator, at such time(s) and in such manner as shall be determined by the Administrator, indicating his/her election to have the Participating Company employing him/her
(i) reduce his/her Elective Bonus otherwise payable to him/her for such Plan Year as a current cash bonus by a specified dollar amount or specified percentage (in any increment of one percent (1%)) up to the maximum dollar amount or percentage permitted by the Administrator for the Plan Year and (ii) contribute the specified amount to the Plan as a Section 401(k) Contribution on his/her behalf under Section 5.1. In no event, however, shall such Section 401(k) Contribution exceed the excess of (i) the dollar amount of Nine Thousand Two Hundred Forty Dollars ($9,240.00) over (ii) the dollar amount of the Section 401(k) Contributions made on the Participant's behalf, pursuant to his/her
Section 401(k) Election under clause (a) above, during the calendar year coincident with the Plan Year for which the Elective Bonus is payable. If a timely election is not made under this Section 4.1(b), then the Elective Bonus shall be distributed to the Participant as a current cash payment outside of the Plan, subject to all applicable withholding taxes. The term 'Elective Bonus' means the discretionary cash bonus payable to the Participant for his/her period of Service during the Plan Year under the Management Bonus Plan.

          (c) Section 401(k) Contributions shall not include any amounts deferred pursuant to the Salary Deferral Program which are properly distributed pursuant to Section 9.3 as excess Annual Additions. The dollar limitation of clauses (a) and (b) of this Section 4.1 shall be automatically adjusted each calendar year beginning after December 31, 1995, to the extent permitted under Code Section 402(g) and the Regulations issued thereunder."

                                       4.
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          5. Section 4.7(a)(i) is hereby restated in its entirety to read as follows:

"The Administrator may, by unilateral action effected at any time during the Plan Year, reduce the Section 401(k) Elections or Bonus Elections of one or more Participants who are among the group of Highly Compensated Employees to the maximum deferral percentage permissible for such Participant or Participants without contravention of the requirement that the aggregate Section 401(k) Contributions made on behalf of all Participants who are Highly Compensated Employees satisfy one of the deferral percentage tests of Section 4.6."

          6. Section 6.1 is hereby restated in its entirety to read as follows:

          "6.1 Matching Contributions.

               (a) Each Participating Company may, in its sole discretion and without any obligation to do so, make a Matching Contribution each Plan Quarter on behalf of each Qualified Participant. For purposes of any such Matching Contribution, a Participant shall be considered a Qualified Participant if:

                    (i) such Participant has a valid Section 401(k) Election and/or Bonus Election in effect at any time during the Plan Quarter for which the Matching Contribution is to be made;

                   (ii) the Participating Company has made one or more Section 401(k) Contributions on behalf of such Participant for the Plan Quarter for which the Matching Contribution is to be made; and

                  (iii) such Participant (A) is an Eligible Employee on the last day of the Plan Quarter for which the Matching Contribution is to be made, or (B) has ceased Eligible Employee status during such Plan Quarter by reason of Retirement, death or Disability, or (C) has during such Plan Quarter transferred directly from Eligible Employee status under this Plan, without any intervening period of other employment, to the employ of Komag Material Technology, Inc. (or any other company or entity affiliated with Komag Material Technology, Inc. within the meaning of such term under Section 1.3 of the Komag Material Technology, Inc. Deferred Savings Plan) at a time when the Company owns fifty percent (50%) or more of the outstanding voting stock of Komag Material Technology, Inc. and is an eligible employee (within the meaning of such term under Section 1.14 of the Komag Material Technology, Inc. Deferred Savings Plan) at the end of such Plan Quarter.

               (b) The Matching Contribution made on behalf of each Qualified Participant for a particular Plan Quarter shall be equal to that percentage of the Section 401(k) Contributions allocated to such Participant's Deferred Compensation

                                       5.
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Account for the Plan Quarter or the Plan Year which the Administrator determines to be the appropriate percentage match for such Plan Quarter or Plan Year, subject to any specified dollar maximum per Participant.

               (c) The Administrator will announce the percentage match and any specified dollar maximum per Participant to be in effect for each Plan Quarter of a particular Plan Year, or for each Plan Year, prior to the start of that Plan Year."

                                       6.
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          7. Except as modified by this Amendment No. 1, all the terms and provisions of the Plan shall continue in full force and effect.

          IN WITNESS WHEREOF, Komag, Incorporated has caused this instrument to be executed on its behalf by its duly authorized officer as of the date set forth above.

                                              KOMAG, INCORPORATED



                                              By /s/ Kathryn McGann
                                                 ----------------------------

                                       7.